EXHIBIT 10.2




                                 RETIREMENT PLAN
                             FOR OUTSIDE DIRECTORS OF
                             HOMESTAKE MINING COMPANY

                            ARTICLE 1 -- INTRODUCTION

                        1.1 Establishment of Plan. Homestake Mining Company ("Homestake") hereby establishes the Retirement Plan for Outside Directors of Homestake Mining Company ("Plan").

                        1.2 Purpose of Plan. The purpose of the Plan is to provide retirement income to Outside Directors who cease to be Directors on or after July 21, 1994, or who are designated by the Plan Administrator.

                        1.3 Status of Plan. The Plan is intended to be exempt from the Employee Retirement Income Security Act of 1974. Participants have the status of general unsecured creditors of Homestake,
   (ii) the Plan constitutes a mere promise by the Homestake to pay benefits in the future, and (iii) it is the intention of the parties that the arrangements be unfunded for tax purposes.

                             ARTICLE 2 -- DEFINITIONS

            2.1     Board means the Board of Directors of Homestake Mining
                    Company.

            2.2 Director means an individual who is a member of the Board.

            2.3     Effective Date means July 21, 1994.

            2.4 Outside Director means (i) a Director who is not an employee of Homestake, or an entity which is treated as the same employer as Homestake under Section 414(b) or 414(c) of the Internal Revenue Code, and who does not have a fully vested interest in any other Homestake retirement plan qualified under Internal Revenue Code section 401, and (ii)
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   any other Director or former Director designated as an Outside Director for purposes of this Plan by the Plan Administrator.

            2.5 Participant means an individual who has commenced participation in the Plan pursuant to Section 3.1.

            2.6     Plan Administrator means Homestake.

            2.7 Retainer Fee means the annual fee paid by Homestake to a Director as compensation for service as a Director, and shall not include any amounts paid for attending any particular meeting of the Board or for participation or membership on any committee of the Board.

            2.8 Month of Service means (i) each calendar month during which an individual is a Director for all or any part of the month, and
   (ii) each calendar month, designated by the Plan Administrator, during which an individual served on the Board of Directors of any other entity.

            2.9 Month of Credited Service means (i) each calendar month during which an individual is an Outside Director for all or any part of the month, and (ii) each calendar month, designated by the Plan Administrator, during which an individual served on the Board of Directors of any other entity without regard to whether the individual was also an employee of the other entity.

                       ARTICLE 3 -- PARTICIPATION; VESTING

            3.1     Participation.

            Each Director who is an Outside Director on the Effective Date shall commence participation on the Effective Date. Thereafter, each Director shall commence participation in the Plan on the day the Director qualifies as an Outside Director.












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            3.2     Vesting.

            Subject to Section 3.3, the right of each Participant to receive benefits under the Plan shall become fully vested upon the earlier of (i) attaining age 70, (ii) completion of sixty Months of Service, including Months of Service prior to the Effective Date, or (iii) the death or disability of the Participant.

            3.3     Forfeiture.

            Any Director who is removed from the Board for cause shall forfeit all benefits under the Plan.

                            ARTICLE 4 -- PLAN BENEFITS

            4.1     Retirement Benefits.

            A Participant who ceases to be a Director after the Effective Date, and who is vested in accordance with Section 3.2, or a former Director who becomes a Participant upon designation by the Plan Administrator as an Outside Director shall be entitled to receive a monthly Retirement Benefit equal to one twelfth (1/12) of the Retainer Fee in effect at the time the Participant ceases to be a Director. Plan benefits shall be paid, in cash, in equal monthly installments (or less frequently at the discretion of the Plan Administrator) over a fixed number of months, equal to the Participant's total Months of Credited Service, including months prior to the Effective Date. Except as provided below, Retirement Benefit payments shall commence on the later of (a) the first business day of the calendar month following the month in which the Participant ceases to be a Director, or (b) the first business day of the calendar month following the month in which the Participant attains age 70, subject to change only at the discretion of the Plan Administrator. A vested Participant who has at least 120 Months of Service, who has attained age 65 and who ceases to be a Director after the Effective Date shall receive Retirement Benefits commencing on the first business day of the calendar month following the month in which the Participant ceases to be a Director. Retirement Benefits payable to former Directors who are







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   designated as Outside Directors shall commence on a date selected by the
   Plan Administrator.

            4.2     Accelerated Distribution.
            In the event a Participant or his or her immediate family incurs a severe financial hardship, the Plan Administrator, in its sole discretion,, may accelerate distribution of the Participant's benefits, with or without a reduction for early retirement, prior to the time such amounts would otherwise be payable under the terms of the Plan.

            4.3     Death of Participant Prior to End of Payout Period.

            In the event that a Participant dies before distribution of the Participant's benefits has been completed, the remaining benefits shall be paid to the Participant's surviving spouse, at the time they would have been payable to the Participant if the Participant had survived. If the surviving spouse dies after the Participant, but before the benefits have been fully paid, benefit payments shall terminate. In the event that a Participant dies without a surviving spouse, the Participant's Plan benefits shall terminate upon the death of the Participant.

                      ARTICLE 5 -- MISCELLANEOUS PROVISIONS

            5.1     Plan Administration.

            The Plan Administrator shall have the sole discretionary authority for interpreting the Plan, for determining eligibility, for calculating Plan benefits, for making determinations on questions of fact relating to the operation of the Plan, and for establishing procedures for administration of the Plan. The Plan Administrator's interpretation of the Plan shall be conclusive and binding on all persons.

            5.2     Non-alienation of Benefits.

            No Participant or any other person shall have the right to commute, encumber, assign, transfer, pledge or otherwise anticipate or dispose of the right to receive benefits hereunder.






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            5.3     Nonguarantee of Employment.

            Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the service of Homestake as a Director or in any other capacity.

            5.4     Governing Law.

            This Plan shall be construed, administered and enforced according to the laws of the State of California.

            5.5     Text to Control.

            The headings of the sections are included solely for convenience of reference and, if there is any conflict between such headings and the text of this Plan, the text shall control.

                    ARTICLE 6 -- AMENDMENT AND TERMINATION

            The Plan may be amended or terminated in whole or in part from time to time by Homestake, in its sole discretion. No amendment or termination shall reduce retroactively the benefits of any Participant, but an amendment or termination may change the conditions for distribution of benefits.

            IN WITNESS WHEREOF, Homestake has caused this Plan to be executed this ______ day of ______________, 1994.




                          ___________________________
DC1LM1003.DOC
7754-111/330.001







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